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ING [LOGO]
INDIVIDUAL APPLICATION FOR ANNUITY CONTRACT

                                  ING LIFE INSURANCE AND ANNUITY COMPANY
                                  IRA New Business
                                  151 Farmington Ave., Hartford, CT  06156-8022

CUSTOMER INFORMATION                                   Billing Group No.

1. Name of Annuitant (LAST, FIRST, INITIAL)

   Street                                              Soc. Sec. No.

   City                      State                     Zip Code

2. / /Male     / /Female     3. Birthdate           4. Annuity Start Age

5. Name of Contract Holder if other than above (LAST, FIRST, INITIAL)

   Street

City                                    State            Zip Code

Occupation of Contract Holder                            Annual Income

Tax Identification No. or Soc. Sec. No.                  Birthdate

6. Name of Employer

  Street                  City          State            Zip Code

Are you associated with a National Association of Securities Dealers Member:
If yes, please specify.            / /No    / /Yes


ACCOUNT INFORMATION

7. Name of Plan (IF ANY)

8. Type of plan and section of Internal Revenue Code (if any) under which plan is to qualify:

   / /IRA (408 (b))    / /Deferred Compensation (457)  / /Public School (403(b))
   / /501 (c)(3) (403(b))    / /SEP (408(k))    / /Other ______________________

9. If single payment, payout will be: / /Deferred(1) / /Immediate(2) Single payment amount $ _________ If applying for a Single Premium Immediate Annuity Contract, please also complete the ING Settlement Election Form.

10 If installment plan: Payment frequency / /01 / /02 / /04 / /12 Other _______ (PLEASE SPECIFY)
                                                    Contract effective date
11. Installment payment amount $ ______ 12. (Installment payments only)________

13. Will this contract change or replace any existing life insurance or annuity
    contract?   / /Yes   / /No

If yes, please provide carrier name, account number, and date to be cancelled:



14. Special Requests


15. INVESTMENT OPTIONS (SEE "SUPPLEMENT TO APPLICATION FOR ANNUITY CONTRACT")
(1) DEFER BENEFIT PAYMENT(S) TO SOME FUTURE DATE. Hartford Service Center Use
(2) RECEIVE BENEFIT PAYMENT(S) IMMEDIATELY.       Accepted __________________


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16. BENEFICIARY(IES)
    For Deferred Compensation Plans, the Contract Holder is automatically the beneficiary

Primary     Name                           Relation
            Soc. Sec. No.                  Birthdate

Contingent Name                            Relation

            Soc. Sec. No.                  Birthdate

Unless otherwise requested:
- Payment will be made in equal shares to the primary beneficiaries who survive the Contract Holder or Annuitant. If none survives, payment will be made in equal shares to contingent beneficiaries who survive the Contract Holder or Annuitant.
- If no beneficiary survives, payment will be made to executors or administrators of the Contract Holder's or Annuitant's estate.
- If a class of beneficiaries exists (I.E., "THE CONTRACT HOLDER'S OR ANNUITANT'S CHILDREN"), payment will be made in equal shares. Each person who is a member of the class and living at the time of the Contract Holder's or Annuitant's death receives payment whether or not specifically named in the beneficiary designation.

17. I UNDERSTAND THAT ANNUITY PAYMENTS AND TERMINATION VALUES (IF ANY) PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. HOWEVER, FIXED AND/OR GENERAL ACCOUNT FUNDS WILL NOT VARY AND ARE GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

     The following individuals/organizations will receive compensation from this purchase:

------------------------------------- -----------------------------------------

--------------------------------------- ---------------------------------------

I acknowledge receipt of prospectus number (SEE COVER) _________, dated ______, as well as current prospectuses pertaining to all variable and other registered investment options under the contract. / /Please send a Statement of Additional Information for the current prospectus.

Dated at (CITY AND STATE)                                Date (MM/DD/YY)

Witness                     Annuitant                    Contract Holder

CORRECTIONS AND AMENDMENTS (HARTFORD SERVICE CENTER USE ONLY). Errors and omissions may be corrected by the Company but no change in plan, age at issue, birthdate, classification, amount, extra benefits, change of allocation or allocation omitted may be made without written consent of the owner. (N/A in W.Va.)

PRODUCER'S NOTE:

Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if this contract is issued? / /Yes / /No

Signature of Producer/Agent





                                                            01107-1 (NY) (5/02)
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INVESTMENT OPTIONS

Enter the percentage of payment to be allocated to each investment option.

Total must be 100%.

Use only whole percentages on up to 10 investment option choices.

Investment options are grouped within their respective asset classes, which are listed in order from aggressive to conservative.

Changes to investment selections must be initialed by the Applicant.

NOTE: BECAUSE EACH SERIES OF THE ING GET FUND IS A LIMITED TIME OFFERING, PLEASE NOTE THAT ANY INITIAL OR SUBSEQUENT DEPOSITS RECEIVED FOR THE ING GET FUND WILL BE ALLOCATED TO THE SERIES THAT IS AVAILABLE, OR IF NO SERIES IS AVAILABLE, TO THE ING VP PREMIER MONEY MARKET PORTFOLIO ACCOUNT, UNLESS OTHERWISE SPECIFIED.


            GLOBAL / INTERNATIONAL GROWTH

-------- %  [107] Fidelity(R)VIP Overseas Portfolio - Initial Class
-------- %  [438] ING MFS Global Growth Portfolio - Service Class
-------- % [104] ING Scudder International Growth Portfolio - Initial Class -------- % [055] ING VP International Equity Portfolio - Class R
-------- %  [228] ING VP International Value Portfolio - Class R
-------- %  [123] Janus Aspen Series Worldwide Growth Portfolio -
                  Institutional Shares
-------- %  [097] Oppenheimer Global Securities Fund/VA
            AGGRESSIVE GROWTH
-------- % [076] AIM V.I. Capital Appreciation Fund - Series I Shares -------- % [073] FTVIP Franklin Small Cap Value Securities Fund - Class 2 -------- % [258] ING Alger Aggressive Growth Portfolio - Service Class -------- % [440] ING American Century Small Cap Value Portfolio - Service
                  Class
-------- % [436] ING Baron Small Cap Growth Portfolio - Service Class -------- % [435] ING JP Morgan Mid Cpa Value Portfolio - Service Class -------- % [106] ING MFS Emerging Equities Portfolio - Initial Class
-------- %  [053] ING VP Index Plus MidCap Portfolio - Class R
-------- %  [052] ING VP Index Plus SmallCap Portfolio - Class R
-------- %  [081] ING VP MidCap Opportunities Portfolio - Class R
-------- %  [080] ING VP SmallCap Opportunities Portfolio - Class R
-------- %  [042] ING VP Small Company Portfolio - Class R
-------- %  [050] ING VP Technology Portfolio - Class R
-------- %  [119] Janus Aspen Series Aggressive Growth Portfolio -
                  Institutional Shares
-------- %  [075] Lord Abbett Mid-Cap Value Portfolio
-------- %  [074] Pioneer Mid-Cap Value VCT Portfolio - Class I
                  GROWTH
-------- %  [077] AIM V.I. Growth Fund - Series I Shares
-------- %  [078] AIM V.I. Premier Equity Fund - Series I Shares
-------- %  [109] Fidelity(R)VIP Growth Portfolio - Initial Class
-------- % [133] Fidelity(R)VIP II Contrafund(R)Portfolio - Initial Class -------- % [257] ING Alger Growth Portfolio - Service Class
-------- %  [260] ING Goldman Sachs(R)Capital Growth Portfolio - Service
                  Class
-------- % [100] ING MFS Capital Opportunities Portfolio - Initial Class -------- % [105] ING MFS Research Portfolio - Initial Class
-------- % [264] ING Salomon Brothers Capital Portfolio - Service Class -------- % [111] ING T. Rowe Price Growth Equity Portfolio - Initial Class
            GROWTH (CONTINUED)
-------- %  [227] ING VP Growth Opportunities Portfolio - Class R
-------- %  [040] ING VP Growth Portfolio - Class R
-------- %  [041] ING VP Value Opportunity Portfolio - Class R
-------- %  [188] JanusAspen Series Capital Appreciation Portfolio - Service
                  Shares
            GROWTH & INCOME (STOCKS)
-------- %  [079] AIM V.I. Core Equity Fund - Series I Shares
-------- % [108] Fidelity(R)VIP Equity-Income Portfolio - Initial Class -------- % [262] ING DSI Enhanced Index Portfolio - Service Class
-------- %  [263] ING Salomon Brothes Investors Value Portfolio - Service
                  Class
-------- %  [437] ING Van Kempen Comstock Portfolio - Service Class
-------- %  [001] ING VP Growth and Income Portfolio - Class R
-------- %  [035] ING VP Index Plus LargeCap Portfolio - Class R
-------- %  [226] Lord Abbett Growth and Income Portfolio
-------- %  [225] Pioneer Equity-Income VCT Portfolio - Class I
-------- %  [224] Pioneer Fund VCT Portfolio - Class I
            GROWTH & INCOME (STOCKS & BONDS)
-------- %  [101] Calvert Social Balanced Portfolio
-------- %  [259] ING OpCap Balanced Value Portfolio - Service Class
-------- %  [008] ING VP Balanced Portfolio, Inc. - Class R
-------- %  [124] Janus Aspen Series Balanced Portfolio - Institutional Shares
            ASSET ALLOCATION
-------- % [261] ING UBS Tactical Asset Allocation Portfolio - Service Class -------- % [031] ING VP Ascent Portfolio - Class R
-------- %  [032] ING VP Crossroads Portfolio - Class R
-------- %  [033] ING VP Legacy Portfolio - Class R
            INCOME
-------- %  [439] ING PIMCO Total Return Portfolio - Service Class
-------- %  [004] ING VP Bond Portfolio - Class R
-------- %  [118] Janus Aspen Series Flexible Income Portfolio - Institutional
                  Shares
-------- %  [098] Oppenheimer Strategic Bond Fund/VA
            STABILITY OF PRINCIPAL
-------- %  [002] / [027] ING Fixed Account
-------- %  [025] ING Long Term GAA (NY IRA only)
-------- %  [024] ING Short Term GAA (NY IRA only)
-------- %  [003] ING VP Premier Money Market Portfolio - Class R
-------- %  [  ]  Other __________
-------- %  [  ]  Other __________

            TOTAL

TOTAL OF COLUMNS MUST EQUAL 100%


710.00.16H (NY) (5/02)                                     01107-1 (NY) (5/02)
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